As filed with the Securities and Exchange Commission on February 27, 2023 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
UDEMY, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	27-1779864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California 94107
(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plan)

Gregg Coccari
President and Chief Executive Officer
Udemy, Inc.
600 Harrison Street, 3rd Floor
San Francisco, California 94107
(415) 813-1710
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Tony Jeffries Yoichiro Taku Lianna Whittleton Christina Poulsen Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
Ken Hirschman Sarah Tian Udemy, Inc. 600 Harrison Street, 3rd Floor San Francisco, California 94107 (415) 813-1710

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
4895-9417-5049, v. 5

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 7,250,689 shares of common stock of Udemy, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”) and 1,450,137 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of evergreen provisions in the 2021 EIP and 2021 ESPP providing that the total number of shares of common stock reserved for issuance under the 2021 EIP and 2021 ESPP, respectively, will be automatically increased as of the first day of each fiscal year.
These additional shares of common stock are securities of the same class as other securities for which a previous Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 29, 2021 (File No. 333-260595) (the “Previous Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement, including periodic reports filed after the Previous Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
Udemy, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023 (the “Annual Report”);
(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40965) filed with the Commission on October 21, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the registrant.	S-1	333-260042	4.2	October 5, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Udemy, Inc. 2021 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-260042	10.3	October 5, 2021
99.2	Udemy, Inc. 2021 Employee Stock Purchase Plan, as amended and restated, and forms of agreements thereunder.	S-1/A	333-260042	10.4	October 25, 2021
107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 27th of February, 2023.

UDEMY, INC.
By:    /s/ Gregg Coccari
Gregg Coccari
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg Coccari and Sarah Blanchard as his, her, or their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gregg Coccari	President, Chief Executive Officer, and Chairperson of the Board of Directors (Principal Executive Officer)	February 27, 2023
Gregg Coccari

/s/ Sarah Blanchard	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2023
Sarah Blanchard

/s/ Eren Bali	Director	February 27, 2023
Eren Bali

/s/ Heather Hiles	Director	February 27, 2023
Heather Hiles

/s/ Jeffrey Lieberman	Director	February 27, 2023
Jeffrey Lieberman

/s/ Lydia Paterson	Director	February 27, 2023
Lydia Paterson

/s/ Natalie Schechtman	Director	February 27, 2023
Natalie Schechtman